UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

SYMMETRY SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1523659
(State of Incorporation)	(I.R.S. Employer Identification No.)

3034 Owen Drive Antioch, Tennessee	37013
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-198596

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Symmetry Surgical Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.0001 par value per share, to be registered hereunder, contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-4 (File No. 333-198596) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Act that constitutes part of the Registration Statement shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 4, 2014	SYMMETRY SURGICAL INC.

	By:	/s/ Thomas J. Sullivan
	Name:	Thomas J. Sullivan
	Title:	Chief Executive Officer